                              PURCHASE AGREEMENT                     Exhibit 4.6

                                 by and between

                             INTEK INFORMATION INC.

                                      and

                 THE BEACON GROUP III - FOCUS VALUE FUND, L.P.

                         dated as of December 22, 1997
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                               Table of Contents

                                                                                           Pages
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

I.   Issuance and Sale of Securities......................................................   1

          1.1. The Purchase...............................................................   1
               ------------
          1.2. The Closing................................................................   1
               -----------
          1.3. Use of Proceeds............................................................   2
               ---------------
          1.4. Repurchase Option..........................................................   3
               -----------------

II.  Representations and Warranties of the Company........................................   3

          2.1. Organization and Good Standing; Power and Authority; Qualifications........   3
               -------------------------------------------------------------------
          2.2. Authorization of the Documents.............................................   3
               ------------------------------
          2.3. Capitalization.............................................................   3
               --------------
          2.4. Authorization and Issuance of Capital Stock................................   4
               -------------------------------------------
          2.5. Reservation of Shares......................................................   4
               ---------------------
          2.6. Financial Statements.......................................................   5
               --------------------
          2.7. Absence of Undisclosed Liabilities.........................................   5
               ----------------------------------
          2.8. Absence of Material Changes................................................   5
               ---------------------------
          2.9. No Conflict................................................................   5
               -----------
          2.10. Disclosure................................................................   6
                ----------
          2.11. Consents..................................................................   6
                --------
          2.12. Use of Proceeds...........................................................   6
                ---------------
          2.13. Accuracy of Prior Representations and Warranties..........................   6
                ------------------------------------------------

III. Representations and Warranties of Beacon.............................................   7

IV.  Survival of Representations, Warranties, Agreements and Covenants, etc...............   7

V.   Expenses.............................................................................   8

VI.  Indemnification......................................................................   8

          6.1. General Indemnification....................................................   8
               -----------------------
          6.2. Indemnification Principles.................................................   8
               --------------------------
          6.3. Claim Notice...............................................................   9
               ------------
          6.4. Claim Procedure............................................................   9
               ---------------

VII. Miscellaneous........................................................................  11

          7.1. Remedies...................................................................  11
               --------
          7.2. Transfer Taxes.............................................................  11
               --------------

                                       i
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
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          7.3.  Further Assurances......................................................  11
                ------------------
          7.4.  Successors and Assigns; Assignment......................................  12
                ----------------------------------
          7.5.  Entire Agreement........................................................  12
                ----------------
          7.6.  Notices.................................................................  12
                -------
          7.7.  Amendments..............................................................  13
                ----------
          7.8.  Counterparts............................................................  13
                ------------
          7.9.  Headings................................................................  13
                --------
          7.10. Nouns and Pronouns......................................................  13
                ------------------
          7.11. Governing Law...........................................................  13
                -------------
          7.12. Severability............................................................  14
                ------------
          7.13. Amendment to Purchase Agreement.........................................  14
                -------------------------------
          7.14. Transfer of the Beacon Series B Shares and the Series B Warrant.........  14
                ---------------------------------------------------------------
          7.15. Federal Income Tax Treatment............................................  15
                ----------------------------

                                    Exhibits

A - Opinion of Chrisman, Bynum & Johnson
B - Amended and Restated Certificate of Incorporation
C - Amendment No. 1 to Registration Rights Agreement (Beacon)
D - Warrant No.1 to Purchase Common Stock
E - Series B Warrant to Purchase Common Stock
F - Amendment No. 1 to Shareholders' Agreement

                              PURCHASE AGREEMENT

     PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 1997, by and between INTEK INFORMATION, INC., a Delaware corporation (the "Company"), and THE BEACON GROUP III - FOCUS VALUE FUND, L.P., a Delaware limited partnership ("Beacon").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Beacon holds 9,615,738 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred Stock") which were purchased by Beacon pursuant to the Preferred Stock Purchase Agreement dated as of February 3, 1997 by and among the Company, Beacon and certain other parties (the "Purchase Agreement") (capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

     WHEREAS, the Company wishes to sell to Beacon, and Beacon wishes to purchase from the Company, (i) shares of the Company's Series C Convertible Preferred Stock, par value $.001 per share ("Series C Preferred Stock"), (ii) Warrant No.1 ("Warrant No. 1") of the Company to purchase 3.500,000 shares of the Company's Common Stock (as defined below) and (iii) Series B Warrant of the Company (the "Series B Warrant" and, together with Warrant No.1, the "Warrants") to purchase additional shares of the Company's Common Stock (the shares of Common Stock for which the Warrants are exercisable being referred to herein as the "Warrant Shares").

     ACCORDINGLY, the parties hereto hereby agree a follows:

                      I.   Issuance and Sale of Securities

1.1. The Purchase. At the Closing (as defined in Section 1.3(a)), Beacon
     ------------
shall purchase (the "Purchase") from the Company and the Company shall sell to Beacon (i) 2,871,913 shares of Series C Preferred Stock (the "Purchased Shares") and (ii) the Warrants. The aggregate purchase price (the "Purchase Price") to be paid by Beacon for the Series C Preferred Stock and the Warrants purchased by it hereunder is $5,000,000.53 (the "Purchase Price").

1.2. The Closing.
     -----------

     (a) The closing of the transactions contemplated by this Agreement (the "Closing') shall take place at the offices of Chrisman, Bynum & Johnson, P.C., 1900 15/th/ Street, Boulder, Colorado 80302 at 10:00 a.m., Boulder, Colorado local time on

December 22, 1997 or on such other date as the parties hereto may agree (the "Closing Date").

     (b) At the Closing, the Company shall deliver to Beacon a certificate or certificates representing the Purchased Shares, registered in the name of Beacon. Delivery of such certificate(s) to Beacon shall be made against receipt of the Purchase Price at the Closing by the Company (i) from Beacon which shall be paid by wire transfer to an account designated at least one business day prior to the Closing by the Company.

     (c)  At the Closing:

          (i) Chrisman, Bynum & Johnson, P.C., counsel to the Company, shall deliver to Beacon its opinion substantially in the form of Exhibit A;

          (ii) The Company shall deliver to Beacon copies of the Company's Amended and Restated Certificate of Incorporation (the "New Certificate of Incorporation") substantially in the form of Exhibit B attached hereto, certified by the Assistant Secretary of the Company as true, correct and complete and in effect as of the Closing;

          (iii) Beacon and the Company shall deliver duly executed counterparts to Amendment No. 1 of even date herewith to the Registration Rights Agreement (the "Rights Agreement") dated as of February 3, 1997 between the Company and Beacon substantially in the form of Exhibit C attached hereto (the "Rights Agreement Amendment");

          (iv) Each of the Company and Beacon shall deliver and execute duly executed counterparts to each of Warrant No.1 and the Series B Warrant, substantially in the form attached hereto as Exhibits D and E, respectively;

          (v) Each of Beacon, the Company and certain other stockholders of the Company shall deliver duly executed counterparts to Amendment No.1 of even date herewith to the Shareholders' Agreement substantially in the form of Exhibit F attached hereto (such amendment, together with this Agreement, the Rights Agreement Amendment and the Warrants, the "Documents"); and

          (vi) Beacon shall deliver to the Company all certificates representing Beacon Series B Shares issued thereto as provided in Section 7.14.

1.3. Use of Proceeds. The proceeds to the Company from the sale to Beacon
     ---------------
of the Purchased Shares shall be applied, first, to repay any amounts
                                          -----
outstanding (including principal, accrued but unpaid interest, fees and penalties) under that certain Demand Promissory Note of the Company dated as of November 20, 1997 and that certain

Demand Promissory Note of the Company dated as December 17, 1992, which payments shall be made at the Closing, and, thereafter, to fund the working
                                            ----------
capital needs and certain capital expenditures of the Company. Upon receipt of such payment Beacon will promptly deliver such notes to the Company marked "paid in full."

1.4. Repurchase Option. If, in connection with the transactions contemplated
     -----------------
by this Agreement, the U.S. Department of Justice or Federal Trade Commission issues a "second request" under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") prior to termination of the applicable waiting period under the HSR Act, upon written notice, Beacon may elect by written notice to the Company to have the Company repurchase the Purchased Shares and the Warrants on a date specified in such notice (which shall be at least five days following delivery of such notice (the "Repurchase Date")) in exchange for a repurchase price (the "Repurchase Price"), payable in cash, equal to the Purchase Price. If the Company fails to repurchase the Purchased Shares and the Warrants on or prior to the Repurchase Date, interest shall accrue on the Repurchase Price at a rate of twenty percent (20%) per annum (the "Applicable Rate") commencing on the date set forth in such notice through the date the Repurchase Price, and all interest accrued thereon, is paid in full. Prior to termination of the applicable waiting period under the HSR Act, Beacon shall not vote any securities acquired hereunder.

               II.  Representations and Warranties of the Company

     The Company hereby represents and warrants to Beacon as follows (except as set forth on the schedules hereto):

     2.1. Organization and Good Standing; Power and Authority; Qualifications.
          -------------------------------------------------------------------
The Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and (c) has all requisite power and authority to enter into and carry out the transactions contemplated by the Documents.

     2.2. Authorization of the Documents. The execution, delivery and
          ------------------------------
performance of each of the Documents has been duly authorized by all requisite corporate action on the part of the Company, and each of the Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

     2.3. Capitalization. The authorized capitalization of the Company
          --------------
immediately following the Purchase and the Exchange will consist of:

     (a) Preferred Stock. 25,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock"), of which (A) 15,000 shares have been designated Series A Preferred Stock, (B) 12,532,248 shares have been designated Series B Preferred Stock, (C) 5,686,387 shares have been designated Series C Preferred Stock, and (D) 6,766,365 shares of "blank check" preferred stock that have no designation and none of which have been issued or are outstanding. All of the shares of Preferred Stock have been validly issued and are fully paid and nonassessable and free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances"). As of the Closing, 2,871,913 shares of Series C Preferred Stock (all of which shall be issued to Beacon pursuant to the Purchase) will be validly issued, outstanding, fully paid and nonassessable and free and clear of all Encumbrances (other than encumbrances arising under the Shareholders Agreement, the Rights Agreement or the Documents).

     (b) Common Stock. 65,000,000 shares of Common Stock, par value $.0001 per share ("Common Stock"), of which 7,428,650 shares have been validly issued, and are outstanding, fully paid and nonassessable and free and clear of all Encumbrances (other than encumbrances arising under the Shareholders Agreement, the Rights Agreement or the Documents).

     2.4. Authorization and Issuance of Capital Stock. The authorization,
          -------------------------------------------
issuance, sale and delivery of the Purchased Shares pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Warrant Shares pursuant to the exercise of the Warrants and the shares of Common Stock issuable upon conversion of the Purchased Shares issued to Beacon hereunder (the "Conversion Shares") have been duly authorized by all requisite corporation action on the part of the Company, and when issued, sold and delivered in accordance with this Agreement or upon conversion of the Purchased Shares or exercise of the Warrants, the Purchased Shares, the Warrant Shares and the Conversion Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any Encumbrances, other than Encumbrances, if any, arising as a result of actions taken by Beacon, and not subject to preemptive or similar rights of the stockholders of the Company or others that have not been validly waived. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Preferred Stock of the Company are as stated in the Company's charter, as amended through the Closing Date, and the Documents.

     2.5. Reservation of Shares. The Company has reserved a sufficient number
          ---------------------
of shares of Common Stock for issuance to Beacon upon the conversion of the Series C Preferred Stock issued to Beacon in accordance with this Agreement and exercise of the Warrants in accordance with the terms thereof.

     2.6. Financial Statements. The Company has furnished to Beacon the
          --------------------
unaudited statements of income, stockholders' equity and cash flows of the Company for the period commencing January 1, 1997 through October 31, 1997 and the unaudited balance sheet of the Company as of such date (the "Balance Sheet Date") and the related unaudited statement of income and cash flows for the month ended October 31, 1997 (all such financial statements, the "Company Financial Statements"). The Company Financial Statements (i) are in accordance with the books and records of the Company, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that such unaudited financial statements do not contain (a) all of the footnotes required under GAAP or (b) customary year-end adjustments) and (iii) fairly and accurately present the financial position of the Company and its consolidated subsidiaries as of the Balance Sheet Date and the results of its operations and cash flows for the period commencing January 1, 1997 through October 31, 1997 and for the month ended October 31, 1997, respectively.

     2.7. Absence of Undisclosed Liabilities. The Company has no liabilities
          ----------------------------------
or obligation (whether accrued, absolute, contingent, unliquidated or otherwise , whether or not known, whether due or to become due and regardless of when asserted) other than (i) liabilities or obligations reserved against or otherwise disclosed in the Company Financial Statements, (ii) other liabilities or obligations that were incurred after October 31, 1997 in the ordinary course of business consistent (in amount and kind) with past practice (none of which result from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and that do not exceed $10,000 in the aggregate, and (iii) liabilities or obligations under any contracts listed in the Schedules to this Agreement or under any contracts that are not required to be disclosed therein (but not liabilities for breaches thereof).

     2.8. Absence of Material Changes. Since October 31, 1997, there has not
          ---------------------------
occurred any event or condition that has a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") or any event or condition (other than events or conditions affecting the Company's industry generally and which have been publicly reported) which could reasonably be expected to have such a Material Adverse Effect.

     2.9. No Conflict. The execution and delivery by the Company of the
          -----------
Documents and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof (including, without limitation, the issuance, sale and delivery hereunder by the Company of the Purchased Shares, the Warrant Shares and the Conversion Shares) will not (a) (based, in part, on the representations of Beacon in this Agreement) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provision of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of its properties or assets under, any contract to which it is a party or (c) violate its certificate of incorporation or by-laws or other organizational documents.

     2.10.  Disclosure. Neither this Agreement nor any certificate, instrument
            ----------
or written statement furnished or made to Beacon by or on behalf of the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Company has not disclosed to Beacon or its counsel in writing and of which the Company is aware that materially and adversely affects or which could reasonably be expected to materially and adversely affect the business, financial condition, operations, property or affairs of the Company or any of its subsidiaries or the ability of the Company to perform its obligation under the Documents.

     2.11.  Consents. No permit, authorization, consent or approval of or by,
            --------
or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Company of the Documents or any documentation relating thereto, the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery to Beacon of the Purchased Shares, the Warrant Shares and the Conversion Shares, other than (i) filings made under the HSR Act (including possible additional filings upon exercise of a Warrant) and (ii) notice to the Company's stockholders of action by written consent as provided in
Section 228 of the Delaware General Corporation Law.

     2.12.  Use of Proceeds. Except as expressly contemplated by Section 1.3
            ---------------
of this Agreement, the Company is not required pursuant to any contract or otherwise to apply the proceeds received from Beacon pursuant to the transactions contemplated hereby in any specified manner.

     2.13.  Accuracy of Prior Representations and Warranties. The information
            ------------------------------------------------
set forth on Schedule 2.13 modifies and updates the applicable schedules to the Purchase Agreement through the date hereof. Except as Schedule 2.13 modifies the schedules to the Purchase Agreement, the representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects on the date hereof as if made on and as of the date hereof, after giving effect to the transactions contemplated hereby.

                 III.  Representations and Warranties of Beacon

     Beacon represents and warrants to the Company as follows as of the date hereof:

          (a) Beacon (or its advisors) is a sophisticated investor with sufficient financial experience to assess the risks of investing in the Company and acquiring the Purchased Shares, the Conversion Shares, the Warrants and the Warrant Shares, and is acquiring the Purchased Shares to be acquired by it under this Agreement and the Warrants for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act. Beacon was not formed for the purpose of acquiring the Purchased Shares or the Warrants or otherwise investing in the Company.

          (b) Beacon understands that (i) except as provided in the Registration Rights Agreement dated as of February 3, 1997 by and between the Company and Beacon (as amended), the Purchased Shares and the Warrants have not been, and that the Warrant Shares and the Conversion Shares will not be, registered under the Securities Act or any state securities laws, by reason of their issuance by the company in a transaction exempt from the registration requirement thereof, and (ii) the Purchased Shares, the Warrants, the Warrant Shares and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

          (c) Beacon further understands that the exemption from registration afforded by Rule 144 (the provision of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          (d) Beacon has not employed any broker or finder in connection with the transaction contemplated by this Agreement.

          (e) Beacon is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

  IV.  Survival of Representations, Warranties, Agreements and Covenants, etc.

          All representations and warranties in the Documents shall survive the Closing until the earlier of (i) the fifth anniversary of the date hereof and
(ii) the consummation of a Qualified IPO (as defined in the Shareholders' Agreement) (except to the extent a Claim Notice (as defined in Section 6) shall have been given prior to such date with respect to a breach of a representation and warranty, in which case such representation and warranty shall survive until such claim is resolved and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Beacon; provided, however, that the representations and
                           --------- -------
warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 shall survive the Closing indefinitely. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

                                  V.  Expenses

          The Company shall pay all of the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby. The Company shall reimburse Beacon for its out of pocket fees and expenses (including, without limitation, fees and disbursements of Beacon's attorneys, accountants and consultants) incurred in connection with the negotiation and execution of the Documents and the transactions contemplated thereby.

                              VI.  Indemnification

     6.1. General Indemnification. The Company shall, on an after tax basis,
          -----------------------
indemnify, defend and hold Beacon, its affiliates, their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each "Beacon Entity") harmless from and against all Losses (as defined below) incurred or suffered by a Beacon Entity (whether incurred or suffered directly or indirectly through ownership of Common Stock or Preferred Stock) arising or resulting from the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any certificate or other instrument delivered by the Company pursuant hereto including, without limitation, the Documents. Beacon shall, on an after tax basis, indemnify, defend and hold the Company, its affiliates, their respective officers, directors, employees, agents, representatives, successors and assigns harmless from and against all Losses arising from the breach of any of their respective representations, warranties, covenants or agreements in this Agreement or in any certificate or other instrument delivered by them pursuant hereto, including, without limitation, the Documents. All claims for indemnification for Losses arising in connection with certificates, instruments or Documents shall be governed by and subject to this Article VI.

     6.2. Indemnification Principles. For purposes of this Article VI, (a)
          --------------------------
"Losses" shall mean each and all of the following items: claims, losses (including, without limitation, losses of earnings of the Company and its Affiliates) liabilities, obligations, payments, damages (actual, punitive or consequential), charges, judgments, fines, penalties, amounts paid in settlement, reasonable costs and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts); and (b) each of the representations and warranties made by any party in this Agreement or in any certificate or other instrument delivered pursuant hereto, including, without limitation, the Documents, shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality or knowledge such as the words "material adverse effect," "immaterial," "material," "in all material respects" and "knowledge," "best knowledge" or "knowingly" or words of similar import. Any indemnification payment by the Company to an Investor pursuant to this Article VI shall include an additional amount so that such Investor suffers no Loss as a result of any diminution in the book value of the stockholder's equity related to its investment under the Agreement as a result of such indemnification payment. Any payment by the Company to Beacon pursuant to this Article VI, shall be treated for federal income tax purposes as an adjustment to the price paid by Beacon for the Series C Preferred Stock and the Warrants pursuant to this Agreement.

     6.3. Claim Notice. A party seeking indemnification under this Article VI
          ------------
shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought except to the extent such party is materially prejudiced thereby.

     6.4. Claim Procedure.
          ---------------

     (a) Procedure for Indemnification with Respect to Third-Party Claims.  If
         ----------------------------------------------------------------
any indemnified party hereunder determines to seek indemnification under this
Article VI with respect to Losses resulting from the assertion of liability by third parties, such indemnified party shall give notice to the indemnifying party hereunder within 30 days of such indemnified party becoming aware of any such Losses or of facts upon which any claim for such Losses will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to such indemnified party. In case any such liability is asserted against such indemnified party, and such indemnified party notifies the indemnifying party thereof, the indemnifying party will be entitled, if it so elects by written notice delivered to such indemnified party within 10 days after receiving such indemnified party's notice, to assume the defense thereof with counsel satisfactory to such indemnified party, in which case, the indemnifying party will not be liable to the indemnified party under this Section 6.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the following sentence or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the foregoing, (i) such indemnified party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless such indemnified party shall reasonably determine that there is a conflict of interest between or among such indemnified party and the indemnifying party with respect to such claim, in which case the fees and expenses of such counsel will be borne by the indemnifying party, (ii) such indemnified party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing,
(iii) the rights of such indemnified party to be indemnified hereunder in respect of any Losses that may or do result from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the indemnifying party is materially prejudiced thereby, and (iv) the indemnifying party's obligations to such indemnified party under this Article VI shall not terminate until such indemnified party's claims have been finally satisfied to such indemnified party's sole satisfaction. In the event that the indemnifying party, within 10 days after receipt of the aforesaid notice of a claim hereunder, fails to assume the defense of such indemnified party against such claim, such indemnified party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of the indemnifying party.

     Notwithstanding anything in this Article VI to the contrary, (i) if there is a reasonable probability that a claim may materially adversely affect such indemnified party, such indemnified party shall have the right to participate in such defense, compromise, or settlement and the indemnifying party shall not, without such indemnified party's written consent (which consent shall not be unreasonably withheld), settle or compromise any of such claims, or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party a release from all liability in respect of such claim. With respect to any assertion of liability by a third party that results in any claim for indemnification hereunder, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

     (b) Procedure For Indemnification with Respect to Non-Third Party Claims.
         --------------------------------------------------------------------
In the event that an indemnified party asserts the existence of a claim with respect to Losses (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the indemnifying party. Such written notice shall state that it is being given pursuant to this Section 6.4(b), specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the indemnifying party, within 30 days after the mailing of notice by such indemnified party, shall not give written notice to such indemnified party announcing its intent to contest such assertion of such indemnified party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the indemnifying party contests the assertion of a claim by giving such written notice to such indemnified party within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation including attorney fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice.

                               VII. Miscellaneous

     7.1. Remedies. In case any one or more of the covenants and/or agreements
          --------
set forth in this Agreement shall have been breached by any party hereto, Beacon, with respect to a breach by the Company, and the Company, with respect to a breach by Beacon, may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

     7.2. Transfer Taxes. The Company agrees that it will pay, and will
          --------------
hold Beacon harmless from any and all liability with respect to any transfer, documentary, stamp or other similar taxes that may be determined to be payable in connection with the execution and delivery and performance of this Agreement, and that it will similarly pay and hold Beacon harmless from all such taxes in respect of the issuance of the Purchased Shares, the Warrants, the Warrant Shares and the Conversion Shares to Beacon, as contemplated by this Agreement. Notwithstanding the foregoing, the Company shall have no obligation to pay or hold Beacon harmless with respect to any transfer, documentary, stamp or other similar taxes that may be determined to be payable in connection with the transfer by Beacon of Purchased Shares, the Warrants, the Warrant Shares or Conversion Shares to any other Person.

     7.3. Further Assurances. At any time or from time to time after the
          ------------------
Closing, the Company, on the one hand, and Beacon, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Purchase and to otherwise carry out the intent of the parties hereunder.

     7.4. Successors and Assigns; Assignment. This Agreement shall bind and
          ----------------------------------
inure to the benefit of the Company, and Beacon, and the respective successors, permitted assigns, heirs and personal representatives of the Company and Beacon. In addition, and whether or not any express assignment has been made, except as otherwise expressly stated in this Agreement, the provisions of Articles II, IV or VI of this Agreement that are for Beacon's benefit as purchaser or holder of Series C Preferred Stock, the Warrants, the Warrant Shares or the Conversion Shares, are also for the benefit of, and enforceable by, any subsequent holder of such Series C Preferred Stock, the Warrants, the Warrant Shares and/or Conversion Shares.

     7.5. Entire Agreement. This Agreement and the other writings referred to
          ----------------
herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     7.6. Notices. All notices, requests, consents and other communications
          -------
hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (a)  if to the Company, to:

               Intek Information Inc.
               370 17/th/ Street
               39th Floor
               Denver, CO 80202-5656
               Telecopy: (303) 405-8421
               Attention: Chief Executive Officer

               with a copy to:

               Chrisman, Bynum & Johnson, P.C.
               1900 Fifteenth Street
               Boulder, CO 80302
               Telecopy: (303) 449-5426
               Attention: G. James Williams, Jr.

          (b)  if to Beacon, to:

               The Beacon Group III - Focus Value Fund, L.P.
               399 Park Avenue
               New York, NY 10152
               Telecopy: (212) 339-9109
               Attention: Eric R. Wilkinson

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, NY 10004
               Telecopy: (212) 859-8586
               Attention: David C. Golay, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     7.7. Amendments. The terms and provisions of this Agreement may only
          ----------
be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company and Beacon.

     7.8. Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     7.9. Headings. The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     7.10.  Nouns and Pronouns. Whenever the context may require, any pronouns
            ------------------
used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural vice versa.

     7.11.  Governing Law. This Agreement shall be governed by and construed
            -------------
in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York, the State of Delaware and of the United States of America, in each case located in the County of New York or the County of New Castle, Delaware, as applicable, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York, the Sate of Delaware or the United States of America, in each case located in the County of New York or the County of New Castle, Delaware, as applicable, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     7.12.  Severability. Whenever possible, each provision of this Agreement
            ------------
shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     7.13.  Amendment to Purchase Agreement. The parenthetical in Section 4.6(a)
            -------------------------------
of the Purchase Agreement is hereby deleted in its entirety and replaced by the following: "(for the purposes hereof calculated by including (i) outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Convertible Preferred Stock, par value $.001 per share, on an as-converted basis and (ii) shares of Common Stock issuable upon exercise in full of Warrant No.1 and the Series B Warrant of the Company on an as-exercised basis)."

     7.14.  Transfer of the Beacon Series B Shares and the Series B Warrant. For
            ---------------------------------------------------------------
so long as the Series B Warrant remains outstanding, Beacon Series B Shares may only be sold, transferred or otherwise disposed of in connection with the sale, transfer or other disposition of the Series B Warrant, and if less than the full Series B Warrant is being sold, transferred or otherwise disposed of, Beacon may sell, transfer or otherwise dispose of only the percentage of the then outstanding Beacon Series B Shares equal to the percentage of the Warrant Shares for which the Series B Warrant is then exercisable for which the portion of the Series B Warrant being sold, transferred or otherwise disposed of is exercisable. At the Closing, the Company shall issue to Beacon a certificate evidencing the Beacon Series B Shares, in exchange for delivery by Beacon of the certificate previously issued thereto evidencing such shares with stock powers endorsed in blank, bearing the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE BEACON SERIES B SHARES WITHIN THE MEANING OF THE SERIES B WARRANT TO PURCHASE COMMON STOCK OF THE CORPORATION. FOR SO LONG AS THE SERIES B WARRANT

     REMAINS OUTSTANDING, BEACON SERIES B SHARES MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN CONNECTION WITH THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SERIES B WARRANT, AND IF LESS THAN THE FULL SERIES B WARRANT IS BEING SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, BEACON MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF ONLY THE PERCENTAGE OF THE THEN OUTSTANDING BEACON SERIES B SHARES EQUAL TO THE PERCENTAGE OF THE WARRANT SHARES FOR WHICH THE SERIES B WARRANT IS THEN EXERCISABLE FOR WHICH THE PORTION OF THE SERIES B WARRANT BEING SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IS EXERCISABLE.

     7.15.  Federal Income Tax Treatment. It is intended that the Series C
            ----------------------------
Preferred Stock be treated as stock that is other than preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, and the parties hereto agree to treat the Series C Preferred Stock accordingly and to take no position inconsistent therewith.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement as of the date first above written.

                              INTEK INFORMATION INC.

                              By:  /s/ TIMOTHY C. O'CROWLEY
                                   ----------------------------
                                   Timothy C. O'Crowley
                                   Chief Executive Officer and President

                              THE BEACON GROUP III - FOCUS VALUE FUND, L.P.

                              By:  Beacon Focus Value Investors, LLC,
                                   its general partner
                              By:  Focus Value GP, Inc., its member

                              By:  /s/ THOMAS G. MENDELL
                                   -------------------------
                                   Name: Thomas G. Mendell
                                   Title: Managing Director